U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 6, 2011

Date of Report

(Date of Earliest Event Reported)

AMERITRANS CAPITAL CORPORATION

 (Exact name of Registrant as specified in its charter)

Delaware	814-00193	52-2102424
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee I.D. Number)

50 Jericho Quadrangle, Suite 109 Jericho, New York 11753
(Address of principal executive offices (Zip Code)

(212) 355-2449

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ameritrans Capital Corporation (“Ameritrans”) and its subsidiary, Elk Associates Funding Corporation (“Elk” and together with Ameritrans, the “Company”), entered into a Separation Agreement and General Release (the “Agreement”) with Margaret Chance (“Chance”), a former vice president of the Company, which confirmed the termination of Chance’s employment with the Company and her resignation as an officer and director of the Company’s subsidiaries.

As a condition to the effectiveness of the Agreement, on July 6, 2011, Chance delivered a release to the Company, pursuant to which Chance agreed to release the Company, its predecessors, successors, assigns, subsidiaries, parents, affiliates, related entities, officers, directors and employees from all claims arising out of her employment with the Company or the cessation thereof (other than claims arising pursuant to the Agreement). In consideration for such release, the Company agreed to pay to, or for the account of, Chance severance in the gross amount of $170,000 (less applicable withholding and deductions) (the “Severance Amount”), payable no later than July 15, 2011. Pursuant to the Agreement, the Company also released Chance from all claims arising out of Chance’s employment with the Company, including the cessation thereof (other than claims arising pursuant to the Agreement).

The foregoing description of the terms of the Agreement is a summary only and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibits 10.1.

Item 9.01

Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and General Release, among Ameritrans Capital Corporation, Elk Associates Funding Corporation and Margaret Chance

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

AMERITRANS CAPITAL CORPORATION

By:  /s/ Michael Feinsod

Name:  Michael Feinsod

Title: Chief Executive Officer and President

Dated: July 12, 2011

Exhibit Index

Exhibit No.	Description
10.1	Separation Agreement and General Release, among Ameritrans Capital Corporation, Elk Associates Funding Corporation and Margaret Chance

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